UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2026

TransparentBusiness, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 Par Value per Share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2026, the Board of Directors of TransparentBusiness, Inc., (the “Company”) appointed Mr. Jesus Quintero as Finance Director, effective immediately.

Mr. Quintero, age 65, has served since May 2025 as Financial Controller of SP Hospitality Group, where he leads accounting and financial reporting for a 14-unit corporate portfolio and franchise operations, including financial statements, management reporting, audit readiness, and oversight of the accounting function. Mr. Quintero served as the Chief Executive Officer and Chief Financial Officer for Marijuana Company of America from September 2018 to June 2022. From 2014 to 2018 Mr. Quintero served as Chief Financial Officer for Brazil Interactive Media, Inc. Mr. Quintero also served as the CFO for Mass Roots Inc. (OTC: MSRT ). From 2011 to the present, Mr. Quintero has served as a financial consultant to several multi-million dollar businesses in South Florida. He has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc. (NYSE: AVT), Latin Node, Inc., Globetel Communications Corp. (AMEX: GTE) and Telefonica of Spain. His prior experience also includes tenure with Price Waterhouse and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant.

In connection with the appointment, the Company and Mr. Quintero entered into a 12-month employment agreement (“the Agreement”), subject to an initial 90-day trial period and automatic annual renewals unless notice of non-renewal is provided. Mr. Quintero receives total compensation of $24,000 per month ($288,000 annualized), consisting of a cash salary of $12,000 per month ($144,000 annualized) and equity compensation of $12,000 per month in Foresight Collective, Inc. common stock. The number of shares issued monthly is determined by dividing $12,000 by the price per share in Foresight Collective’s then-current offering. The equity component is subject to applicable corporate approvals and a separate equity agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, an unexecuted version of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are no arrangements or understandings between Mr. Quintero and any other persons pursuant to which Mr. Quintero was selected as Finance Director. There are no family relationships between Mr. Quintero and any director or executive officer of the Company, and Mr. Quintero has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
10.1	Unexecuted Employment Agreement by and between the Company and Jesus Quintero.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPARENTBUSINESS, INC.,

By:	/s/ Alex Konanykhin
Name:	Alex Konanykhin
Title:	Chief Executive Officer

Dated: November 13, 2026

2